Document is copied from Form 8-K filed on Change of Accountants

Ex 16. Letter on Change of Certifying Accountants

James E. Slayton, CPA
2858 WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333
1-330-865-3553




Securities & Exchange Commission        November 20, 2000
Washington, DC 20549

Dear Sir or Madam:

I have been notified that I have been replaced as accountant for Rent USA, Inc. I previously reported on the Company's Financial Statements for the period ended July 27, 1998 (date of inception) to December 31, 1999. The letter terminating my appointment was dated March 22, 2000.

The audit report dated March 15, 2000 was unqualified except for an explanatory paragraph disclosing a going concern problem.

I have read the Company's statements contained in Form 8-K and agree with them except that I am not in a position to agree with the Company's statement that the change was approved by the Board of Directors or that John Spurgeon, CPA JD was not engaged regarding any matter requiring disclosure under Regulation S-B,
Item 304(a)(2).

/s/ James E. Slayton

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James E. Slayton, CPA
Ohio License ID# 04-1-15582